UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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First Federal Bancshares of Arkansas, Inc.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 26, 2013

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of First Federal Bancshares of Arkansas, Inc.  The Annual Meeting will be held at First Federal Bank located at 2000 Promenade Boulevard, Rogers, Arkansas 72758, on Wednesday, May 29, 2013 at 11:00 a.m., Central Time.  The matters to be considered by shareholders at the Annual Meeting are described in the accompanying materials.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the Annual Meeting in person.  We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting.  This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.   For the reasons set forth in the attached proxy statement, the Board of Directors unanimously recommends that you vote “FOR” each of the director nominees named in the accompanying materials, “FOR” the advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers, for a frequency of EVERY THREE YEARS for future advisory votes regarding named executive officer compensation, and “FOR” the ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

Your continued support of and interest in First Federal Bancshares of Arkansas, Inc. are sincerely appreciated.

Sincerely,

/s/ W. Dabbs Cavin

W. Dabbs Cavin
Chief Executive Officer

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.
1401 Highway 62-65 North
Harrison, Arkansas  72601
(870) 741-7641

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 29, 2013

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Federal Bancshares of Arkansas, Inc. (the “Company”) will be held at First Federal Bank located at 2000 Promenade Boulevard, Rogers, Arkansas 72758, on Wednesday, May 29, 2013 at 11:00 a.m., Central Time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

(1)	To elect nine director nominees named in the attached proxy statement to the Company’s Board of Directors;

(2)	To vote on an advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers;

(3)	To hold an advisory (non-binding) vote on the frequency of future advisory votes on executive compensation;

(4)	To ratify the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013; and

(5)	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed April 1, 2013 as the voting record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. Only those shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John T. Adams
John T. Adams
Secretary

Harrison, Arkansas
April 26, 2013

IMPORTANT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 29, 2013:  The Company’s Proxy Statement for this Annual Meeting of Shareholders and Annual Report on Form 10-K for the year ended December 31, 2012 are available over the Internet at www.cfpproxy.com/7001.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN.  EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED.  IF YOU ARE THE RECORD OWNER OF YOUR SHARES AND YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY.  IF YOUR SHARES ARE HELD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING IN PERSON, YOU MUST OBTAIN FROM THE RECORD HOLDER OF YOUR SHARES AND BRING WITH YOU A PROXY FROM THE RECORD HOLDER ISSUED IN YOUR NAME.

ITEM 2 – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	16
Vote Required	16
Board Recommendation	16
ITEM 3 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION	17
Vote Required	17
Board Recommendation	17
ITEM 4 – RATIFICATION OF APPOINTMENT OF AUDITORS	17
Accounting Fees and Services	18
Vote Required	18
Board Recommendation	18
EXECUTIVE COMPENSATION	19
Summary Compensation Table	19
Outstanding Equity Awards At Fiscal Year-End	20
Pension Benefits	20
401(K) Plan	21
Director Compensation	21
SHAREHOLDER PROPOSALS	21
SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS	22
ANNUAL REPORTS	22
OTHER MATTERS	22

ii

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 29, 2013

This proxy statement is being furnished to holders of common stock, $.01 par value per share, of First Federal Bancshares of Arkansas, Inc. (the “Company”), the holding company of First Federal Bank (the “Bank”).  Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at First Federal Bank located at 2000 Promenade Boulevard, Rogers, Arkansas 72758, on May 29, 2013 at 11:00 a.m., Central Time, for the purposes set forth in the Notice of Annual Meeting of Shareholders.  The Company intends to deliver copies of the definitive proxy statement for the Annual Meeting to shareholders on or about April 26, 2013.

ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will consider and vote on: (i) the election of directors, (ii) an advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers, (iii) an advisory (non-binding) recommendation on the frequency of future advisory votes on executive compensation, (iv) the ratification of our independent registered public accounting firm, and (v) such other business as may properly come before the meeting or any adjournment thereof.

In addition, management will report on the performance of the Company and respond to questions from shareholders.

Who is entitled to vote?

Only our shareholders of record as of the close of business on the record date for the meeting, April 1, 2013, are entitled to vote at the Annual Meeting.  On the record date, we had 19,897,603 shares of common stock issued and outstanding.

Can I access the Company’s proxy materials and annual report electronically?

Yes.  This proxy statement and the annual report on Form 10-K for the year ended December 31, 2012, are available online at www.cfpproxy.com/7001.

How do I vote?

If your shares are registered in your name, meaning you are the record holder of your shares, you may vote in person at the Annual Meeting or by proxy without attending the meeting.  Record holders may mark, sign, date, and mail the proxy card you received from the Company in the return envelope.  If you vote by submitting a proxy card, your shares will be voted at the Annual Meeting in accordance with your instructions.  If you sign and return the proxy card but do not give any instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of the Board of Directors given below.

If your shares are held by a bank, broker, custodian or other nominee, such bank, broker, custodian or other nominee is deemed the record holder of your shares. If you wish to vote in person at the meeting, you must obtain from your bank, broker, custodian or other nominee, and bring with you to the meeting, a proxy from such record holder issued in your name.  If you do not plan to vote in person at the Annual Meeting, please mark, date, sign, and return the voting instruction form you received from your broker or other nominee with this proxy statement.  As indicated on the form or other documentation provided by your bank, broker, custodian or other nominee, you may have the choice of voting your shares over the Internet or by telephone as instructed by your broker, bank or other nominee.  To do so, follow the instructions on the form you received from your broker, bank or other nominee.

If my shares are held in street name by my broker, can my broker vote my shares without instructions from me?

Under New York Stock Exchange Rule 452, which governs all brokers (including those holding NASDAQ-listed securities), brokers are entitled to vote shares held by them for their customers on matters deemed “routine” under applicable rules, even though the brokers have not received voting instructions from their customers.

Brokers, however, may not vote on “non-routine” matters on behalf of their clients in the absence of specific voting instructions.  A broker “non-vote” occurs when a broker’s customer does not provide the broker with voting instructions on “non-routine” matters for shares owned by the customer but held in the name of the broker.  In those instances, the broker cannot vote the uninstructed shares and reports the number of such shares as “non-votes.”

The election of directors and the proposals regarding the approval of the compensation of the Company’s named executive officers and the recommendation on the frequency of future advisory votes on executive compensation are considered “non-routine” matters.  Accordingly, a broker may not vote on any of these proposals without instructions from its customer and broker “non-votes” may occur with respect to these proposals.   The proposal to ratify the appointment of the Company’s independent registered public accounting firm qualifies as a “routine” matter.  Your broker, therefore, may vote your shares in its discretion if you do not provide instructions on how to vote on this routine matter.

Can I attend the meeting and vote my shares in person?

Yes.  All shareholders are invited to attend the Annual Meeting.  Shareholders of record can vote in person at the Annual Meeting.  If your shares are held by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain from the record holder and bring with you a proxy from the record holder issued in your name.  The Annual Meeting will be held at First Federal Bank located at 2000 Promenade Boulevard, Rogers, Arkansas 72758.  If you wish to attend the Annual Meeting in person, you may obtain directions to First Federal Bank by calling (870) 741-7641 or Brenda Jackson at (870) 365-8331.

Can I change my vote or revoke my proxy after I return my proxy card?

Yes.  If you are a shareholder of record, there are three ways you can change your vote or revoke your proxy any time before the proxy is voted.

•
First, you may send a written notice to Mr. John T. Adams, Corporate Secretary, First Federal Bancshares of Arkansas, Inc., P.O. Box 550, Harrison, Arkansas 72602, stating that you would like to revoke your proxy.

•
Second, you may complete and submit a new proxy card with a later date.  Any earlier proxies will be revoked automatically by subsequently submitted proxies.  New proxy cards may be obtained over the internet at www.cfpproxy.com/7001.

•	Third, you may attend the Annual Meeting and vote in person. Any earlier proxy will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.

If you have instructed a broker or other nominee to vote your shares, you must follow directions you receive from your broker or other nominee to change your vote.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of a majority of the votes entitled to be cast on any matter at the Annual Meeting will constitute a quorum.  If a quorum is established, each holder of common stock will be entitled to one vote on each matter to be voted on at the Annual Meeting for each issued and outstanding share of common stock owned on the record date.  Proxies received but marked as abstentions and broker “non-votes” will be included in the calculation of the number of votes considered to be present at the meeting and will be counted for quorum purposes.

What are the Board of Directors’ recommendations?

The recommendations of the Board of Directors are set forth under the description of each proposal in this proxy statement.  In summary, the Board of Directors recommends that you vote (i) “FOR” each of the director nominees named herein, (ii) “FOR” the advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers, (iii) for a frequency of EVERY THREE YEARS for future advisory votes on executive compensation, and (iv) “FOR” the ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting.

What vote is required to approve each item?

With respect to the election of directors, the Company’s Bylaws require that each director be elected by the affirmative vote of a majority of the votes cast at the meeting, either in person or by proxy.  In other words, the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee.  You may vote for, against, or abstain from voting for any or all of the director nominees named herein.

If a nominee who is serving as a director is not re-elected, Arkansas law provides that the incumbent director would continue to serve on the Board as a “holdover director.”  However, under the Company’s Bylaws, such director must tender his or her resignation to the Board of Directors.  In that situation, the Board of Directors would consider whether to accept or reject the tendered resignation and will act on the tendered resignation within 90 days from the date the election results are certified and then publicly disclose its decision.   If a non-incumbent nominee fails to receive a majority of votes cast at the annual meeting, such nominee would not serve on the Board as a “holdover director.”

A majority of the votes cast at the Annual Meeting is required to ratify the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.  You may vote for, against or abstain from voting for this proposal.

Adoption of the advisory (non-binding) resolution approving the compensation of the Company’s named executive officers as disclosed in this proxy statement requires the affirmative vote of a majority of the votes cast at the Annual Meeting. While this vote is advisory and therefore not binding on the Company, the compensation committee or the Board of Directors, we value the opinions of our shareholders.  Accordingly, the Board of Directors will take the results of this vote under advisement and will consider our shareholders’ concerns when making future decisions regarding the Company’s executive compensation programs.  You may vote for, against, or abstain from voting for this proposal.

With respect to the recommendation on the frequency of holding future advisory votes to approve the compensation of the Company’s named executive officers, shareholders of the Company will have the opportunity to specify one of four choices for this proposal: (1) every year, (2) every two years, (3) every three years or (4) abstain.  Shareholders are not voting to approve or disapprove of the Board of Directors’ recommendation.  Rather, shareholders are being asked to express their preference regarding the frequency of future advisory votes on executive compensation.  If none of the frequency options receives majority support, the option receiving the greatest number of votes cast will be considered the frequency recommended by the Company’s shareholders.

Will abstentions and broker “non-votes” have an impact on the proposals contained in this proxy statement?

As discussed above, proxies received but marked as abstentions and broker “non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for quorum purposes.  However, neither abstentions nor broker “non-votes” will have an impact on the proposals contained in this proxy statement because they are not considered votes cast for voting purposes.

Who pays the cost for soliciting proxies by the Board of Directors?

The Company will bear the cost of soliciting proxies, including the cost of preparing, printing and mailing the materials in connection with the solicitation of proxies.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company’s common stock.  In addition to solicitations by mail, officers and regular employees of the Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication.

Who is Bear State Financial Holdings, LLC?

In 2011, the Company and the Bank entered into a series of transactions with Bear State Financial Holdings, LLC (“Bear State”) pursuant to which the Company completed a recapitalization. As a result of participation in the recapitalization, Bear State owns 15,760,962 of the Company’s common stock and a warrant to purchase an additional 1,095,000 shares of the Company’s common stock at an exercise price of $3.00 per share.  This represents approximately 80.3% of the Company’s common stock, assuming full exercise of the warrant.  As a result of its controlling interest in the Company, Bear State is able to determine the Company’s corporate and management policies and determine the outcome of any corporate transaction or other matter submitted to shareholders for approval.  Mr. Richard N. Massey is the managing member of Bear State, which provides him with the sole power to vote and dispose of the shares of the Company held by Bear State.  Messrs. Scott T. Ford, W. Dabbs Cavin, and Christopher M. Wewers are also members of Bear State.  As such, each has an indirect interest in Bear State’s investment in the Company to the extent of their individual pecuniary interests in Bear State.

ITEM 1 – ELECTION OF DIRECTORS

The number of directors that serve on the Board of Directors is currently set at nine and may be fixed from time to time by the Board of Directors in the manner provided in the Company’s Bylaws.  In accordance with the Company’s Bylaws, directors are elected for a term of one year or until their successors are duly elected and qualified or until their earlier removal, resignation or death.

Name	Age	Positions Held with the Company	Director of the Company Since

Richard N. Massey	57	Chairman of the Board	2011

W. Dabbs Cavin	48	Chief Executive Officer, Director	2011

K. Aaron Clark	31	Director	2011

Frank Conner	63	Director	2003

Scott T. Ford	50	Director	2011

G. Brock Gearhart	31	Director	2012

John P. Hammerschmidt	90	Director	1996 (1966 for the Bank)

O. Fitzgerald Hill	49	Director	2011

Christopher M. Wewers	41	President and Chief Operating Officer, Director	2012

Each of the director nominees listed above currently serves as a director of the Company and were nominated by the nominating and corporate governance committee on April 4, 2013, to stand for election.  Except with respect to Mr. Wewers who was appointed to the Board of Directors on June 26, 2012, each of the director nominees was elected to the Board at the 2012 annual meeting of shareholders.   As part of the recapitalization in 2011, the Company agreed to nominate Messrs. Massey, Cavin, Ford and Clark (or such other designees as Bear State may designate) to the Board of Directors each year so long as Bear State owns in excess of 33% of the Company’s common stock.  There are no other arrangements or understandings between the Company and any person pursuant to which such person has been elected a director.

Vote Required

Pursuant to the Company’s Bylaws, directors are elected by a majority of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present.  Each nominee who receives more votes cast “for” than “against” his or her election at the Annual Meeting will be elected as a director.  Shareholders of the Company are not permitted to cumulate their votes for the election of directors.

Unless contrary instructions are given, shares represented by proxies solicited by the Board of Directors will be voted for the election of each of the nominees to the Board of Directors.  If the person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will vote for a replacement nominee designated by the Board of Directors or, in the event no such designation is made, proxies will be voted for a lesser number of nominees.  At this time, the Board knows of no reason why the nominees listed above may not be able to serve as a director if elected.  Ages of the nominees are reflected as of April 1, 2013.

Board Recommendation

The Board of Directors recommends that you vote “FOR” the election of each of the director nominees named above.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

Director Nominees

Set forth below is biographical information for each director nominee listed above.  The following descriptions also outline the specific experience, qualifications, attributes and skills that qualify each person to serve on the Company’s Board of Directors.

Richard N. Massey.  Mr. Massey is Chairman of the Board of Directors of the Company and the Chairman of the Bank Board.  He has been a partner of Westrock Capital Partners, LLC, a private investment partnership (“Westrock”), since January 2009, and is the managing member of Bear State, the Company’s controlling shareholder.  From 2006 to 2009, Mr. Massey was Executive Vice President, Chief Strategy Officer and General Counsel of Alltel Corporation, then the fifth largest provider of wireless services in the United States. Prior to joining Alltel, Mr. Massey acted as Managing Director of Stephens Inc., a private investment bank, for 6 years.  Mr. Massey is a licensed attorney in the state of Arkansas and has over 25 years of experience as a corporate and securities attorney.  Since 2006, Mr. Massey has been a director of Fidelity National Financial, Inc. (FNF), a title insurance, mortgage services, specialty insurance and information services company, and Fidelity National Information Systems, Inc. (FIS), a global provider of technology and services to the financial services industry.  He serves as a member of the Compensation Committee of FNF, and as Chairman of the Compensation Committee and a member of both the Executive and the Corporate Governance and Nominating Committees of FIS.

Mr. Massey has an extensive understanding of corporate law, finance and investment banking that he gained through years of experience as a financial and legal advisor to public and private companies.  In addition, Mr. Massey, through his affiliation with Bear State, has a substantial personal interest in the Company that aligns his interests with those of the Company’s shareholder base.  His professional experience combined with his personal stake in the success of the Company led the Board of Directors to determine that Mr. Massey is qualified to serve on the Company’s Board of Directors and as its Chairman.

W. Dabbs Cavin. Mr. Cavin is currently Chief Executive Officer of the Company and the Bank, a role he will retain until June 30, 2013 when Mr. Christopher M. Wewers, the Company’s and the Bank’s current President and Chief Operating Officer, will assume the role of Chief Executive Officer (CEO).  After June 30, 2013, Mr. Cavin will serve as Executive Vice Chairman of the Company and the Bank. He has been active in commercial banking in a variety of executive positions for over 20 years.  In 1996, Mr. Cavin was a co-founder and organizer of Pinnacle Bancshares and Pinnacle Bank in Little Rock, Arkansas where he served as executive vice president and chief lending officer while also serving as a member of that bank’s and its holding company’s board of directors.  After the 2002 sale of Pinnacle to BancorpSouth, Mr. Cavin became president of the Little Rock market for BancorpSouth until joining Summit Bank as executive vice president.  At Summit, Mr. Cavin was responsible for leading their entrance into the Little Rock market as well as working with executive management on corporate strategic initiatives, market expansion, marketing, and business development.  In 2006 and 2007, Mr. Cavin moved to Kigali, Rwanda where he launched a for-profit commercial bank with non-profit shareholders led by Opportunity International in an effort to further the economic development of that country.  From 2008 until 2011, Mr. Cavin was employed by Mountaire Corporation where he worked closely with its chairman on philanthropic and investment matters while also consulting with Summit Bank on strategic issues.  Mr. Cavin is also a former regulatory examiner with the Federal Home Loan Bank of Dallas which was the precursor to the Office of Thrift Supervision.

Mr. Cavin has over 20 years of community and commercial banking experience, much of which he acquired as an executive officer or director of various Arkansas-based financial institutions.  His understanding of the community banking needs of Arkansas makes him an invaluable asset as a director of the Company and the Bank.  His long and successful career as a bank executive and his intimate knowledge of community banking in Arkansas led the Board of Directors to conclude that Mr. Cavin is qualified to serve on the Company’s Board of Directors.

K. Aaron Clark. Mr. Clark currently serves as vice president of The Stephens Group, LLC, a private, family-owned investment firm, which he joined in 2006.  In addition to helping analyze, coordinate and execute The Stephens Group’s investment transactions, Mr. Clark devotes a considerable amount of his time to supporting the firm’s partner companies’ efforts to grow the long-term value of their businesses.  Prior to joining The Stephens Group, Mr. Clark was a corporate financial analyst at Stephens, Inc., where he gained experience in detailed financial analysis, modeling and diligence.

Mr. Clark provides a unique perspective to the Board.  In addition to his investment banking experience, he brings to the Board a keen understanding and knowledge of partnering with management teams of a wide-range of companies across various industries to assist them in growing the long-term value of their businesses and accomplishing their strategic goals.  His professional experience and strong community ties led the Board of Directors to conclude that Mr. Clark is qualified to serve as a director of the Company.

Frank Conner. Mr. Conner served as Vice President, Finance and Accounting and Chief Financial Officer of FedEx Freight East (formerly American Freightways, Inc.) from February 2001 through June 2010.  Mr. Conner previously served as a director of American Freightways from 1989 to February 2001 and held various positions with American Freightways, including serving as Executive Vice President-Finance and Accounting and Chief Financial Officer from November 1995 to February 2001.  Mr. Conner previously served thirteen years with McKesson Service Merchandise in various positions including General Manager and Chief Financial Officer.  Mr. Conner served seven years in public accounting with Peat, Marwick & Mitchell prior to joining McKesson.  Mr. Conner also serves on the board of directors of P.A.M. Transportation Services, Inc. (NASDAQ: PTSI), based in Tontitown, Arkansas.

Mr. Conner brings to the Board of Directors extensive management and business experience including over 26 years of service in senior financial management positions for both private and publicly-traded companies.  He has served on the Company’s and the Bank’s boards of directors since 2003.  He is the Chairman of the Company’s audit committee, qualifies as an audit committee financial expert (as defined by the rules of the Securities and Exchange Commission (“SEC”)) and is a member of the Company’s compensation and nominating and corporate governance committees.  He has extensive experience in performing audits of banking and non-banking publicly-traded companies and has served on the audit and compensation committees of American Freightways Corp. and P.A.M. Transportation Services, Inc.  Additionally, Mr. Conner’s extensive ties to the community, strength of character, mature judgment, familiarity with our business and industry, independence of thought and ability to work collegially with others led the Board of Directors to conclude that Mr. Conner is qualified to serve on the Company’s Board of Directors.

Scott T. Ford. Mr. Ford has been a partner of Westrock since January 2009.  Prior to forming Westrock, Mr. Ford was Chief Executive Officer of Alltel Corporation, where he led the transformation of the company into a national wireless carrier and guided the company through its $27 billion leveraged buy-out in 2007 and its subsequent sale to Verizon Wireless in 2009.  Before becoming CEO, Mr. Ford served as President and Chief Operating Officer of Alltel from 1996 to 2001.  He is a former chairman of the Little Rock Branch of the Federal Reserve Bank of St. Louis, a former director and audit committee member of Tyson Foods, Inc., a Fortune 500 food production and processing company, and a former director and chairman of the executive committee of Alltel.

Mr. Ford’s corporate management experience makes him an invaluable member of the Company’s Board.  His proven track record as CEO of a Fortune 200 company, in addition to his expansive experience as a director of public and private companies and charitable organizations, provides him the ability to understand and address the challenges and issues facing the Company.  In addition, Mr. Ford, through his affiliation with Bear State, has a substantial personal interest in the Company that aligns his interests with those of the Company’s shareholder base.  The Board of Directors believes that Mr. Ford’s extensive management experience, proven leadership capabilities and his personal stake in the success of the Company qualify him to serve on the Board.

G. Brock Gearhart. Mr. Gearhart is President of Greenwood Gearhart Inc., a registered investment advisor located in Fayetteville, Arkansas.  Prior to assuming his current role in September 2008, he was a Vice President with Merrill Lynch’s Private Banking and Investment Group in New York City.  He is a graduate of the University of Arkansas where he earned a B.S.B.A in Financial Management and Investments and was named Outstanding Student in Finance.  He holds the Chartered Financial Analyst (CFA®) designation. Mr. Gearhart is a member of the New York Society of Security Analysts (NYSSA), the CFA Institute, The Consumer Analyst Group of New York (CAGNY) and Europe (CAGE), and the National Association for Business Economists (NABE). He serves on the boards of the Sam M. Walton College of Business Garrison Financial Institute, the Crystal Bridges Young Patrons Steering Committee, the Walton Arts Center Corporate Leadership Council, the Arkansas Single Parent Scholarship Fund, the Fayetteville Public Library Foundation, the Fayetteville Chamber of Commerce, the Arkansas Community Foundation – Fayetteville Area, Lifestyles, The Cancer Challenge, and the Donald W. Reynolds Boys & Girls Club of Fayetteville.

Mr. Gearhart’s financial expertise and ties to the community led the Board of Directors to conclude that he is qualified to serve as a director of the Company.

John P. Hammerschmidt.  Mr. Hammerschmidt is the former Chairman of the Board of the Company and the former Senior Chairman for the Bank.  He currently serves as Chairman Emeritus of the Bank.  He is a former United States Congressman from Arkansas (1967-1993).  Mr. Hammerschmidt retired from the United States House of Representatives in 1993.

Mr. Hammerschmidt brings to the Board of Directors extensive management and business experience including over 40 years of service on the Bank’s board of directors; 15 years of service on the Company’s Board of Directors; 25 years of service as the President of Hammerschmidt Lumber Co., Inc.; over 16 years of service as a member of the boards of directors of Dillard’s, Inc., Southwestern Energy Co., and the Northwest Arkansas Council, where he served as chairman; 14 years of experience as a member of the board of directors of the Metropolitan Washington Airport Authority; and experience as a member of the board of directors of American Freightways.  Additionally, he previously served on the audit committee of the board of directors of Dillard’s, Inc., the audit and compensation committees of the board of directors of Southwestern Energy Co., and the audit and compensation committees of American Freightways.  He is a current member of the Company’s compensation and audit committees.  Additionally, Mr. Hammerschmidt’s extensive ties to the community, strength of character, mature judgment, familiarity with our business and industry, independence of thought and ability to work collegially with others led the Board of Directors to conclude that Mr. Hammerschmidt is qualified to serve on the Company’s Board of Directors.

O. Fitzgerald Hill. From 2006 to the present, Dr. Hill has served as President of Arkansas Baptist College in Little Rock.  During his tenure, Arkansas Baptist College grew from fewer than 200 to more than 1,100 students and raised more than $23 million to update the institution's facilities.  From 2010 to 2011, Dr. Hill served on the advisory board of Summit Bank, a financial institution in Arkansas.  From 2005 to 2006, Dr. Hill led the Ouachita Baptist Opportunity Fund in Arkadelphia, Arkansas, as its Executive Director.  From 2001 to 2005, he served as head football coach of the San Jose State Spartans.  Dr. Hill earned a Doctorate of Education degree from the University of Arkansas and has received numerous awards recognizing his leadership on educational and community-development issues at the local, state and national levels.  He is also the recipient of the Bronze Star for his service in the United States Armed Forces during Operation Desert Shield and Desert Storm.

Dr. Hill brings a wealth of leadership experience and skills to the Board.  This depth of experience, proven success as a leader, and his strong community ties led the Board of Directors to conclude that Dr. Hill is qualified to serve as a director of the Company.

Christopher M. Wewers.  Mr. Wewers is President and the Chief Operating Officer of the Company and the Bank. Effective June 30, 2013, Mr. Wewers will assume the role of CEO of the Company and the Bank.  From 2001 until he joined the Company and the Bank in 2011, Mr. Wewers served as Executive Vice President and Chief Financial Officer of Summit Bank, a community-oriented financial institution that serves central and south Arkansas.  During his tenure at Summit Bank, Mr. Wewers was directly responsible for investments, asset-liability management, tax, financial reporting, regulatory reporting, accounting and finance.  Mr. Wewers also had extensive involvement in loan operations, deposit operations, information technology, audit and shareholder relations.  Mr. Wewers is a certified public accountant licensed to practice in the state of Arkansas, a member of the American Institute of Certified Public Accountants and the Arkansas Society of Certified Public Accountants, and has attained the designation Chartered Global Management Accountant.

His long and successful career as a bank executive, his financial expertise, his operational knowledge of banking and his ties to community banking industry in Arkansas led the Board of Directors to conclude that Mr. Wewers is qualified to serve on the Company’s Board of Directors.

Director Independence

After reviewing all relevant relationships and considering NASDAQ’s requirements for independence, the Board of Directors concluded that Messrs. Clark, Connor, Ford, Gearhart, Hammerschmidt, and Hill are independent under applicable listing rules.  No director or executive officer of the Company is related to any other director or executive officer of the Company by blood, marriage or adoption.

While a majority of our directors are independent, we are not required to have a majority of independent directors on our Board as would otherwise be required under NASDAQ listing rules because the Company qualifies as a “controlled company.”  Under applicable NASDAQ rules, if an individual or another entity owns more than 50% of the voting power for the election of directors of a listed company, that company is considered a “controlled company” and is exempt from certain corporate governance requirements, including the requirements to have a board of directors comprised of a majority of independent directors and independent director oversight of such board’s nominating and executive compensation functions.  Because Bear State owns more than 50% of the voting power for the election of directors, the Company qualifies as a “controlled company” and therefore relies on the “controlled company” exemption.

Shareholder Nominations

Pursuant to the Company’s Bylaws, shareholders are permitted to nominate directors in accordance with the Company’s advance notice provision contained in Article II, Section 16 of the Bylaws.  Article II, Section 16 provides that only business properly brought before an annual meeting of shareholders shall be conducted at such meeting.  To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, such proposed business must constitute a proper matter for shareholder actions, which includes the nomination of directors, and the shareholder must have given timely notice thereof in writing to the secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders.  Therefore, for a shareholder nomination to be timely for purposes of the 2014 annual meeting of shareholders, the notice of such nomination must be received by the Company’s corporate secretary no earlier than January 29, 2014, and no later than February 28, 2014.

Directors’ Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of the Board of Directors at annual meetings of shareholders, we expect that our directors will attend, absent a valid reason for not doing so.  Six of the seven Board members who were Board members at the time of the 2012 annual meeting attended such meeting.

Board Leadership Structure and Risk Oversight

Board of Directors Leadership Structure. Our Board of Directors has no fixed policy with respect to the separation of the offices of Chairman of the Board of Directors and CEO.  Our Board retains the discretion to determine, at any time, whether to combine or separate the positions as it deems to be in the best interests of the Company and our shareholders.  The Board currently believes that separating the positions of CEO and Chairman is the best structure for the Company because it improves the ability of the Board of Directors to exercise its oversight role by having a director who is not an officer or member of management to serve in the role of Chairman.  In addition, the Board believes the current structure provides multiple opportunities for discussion and evaluation of management decisions and the direction of the Company, while ensuring a significant role for the Board’s non-management directors in the leadership of the Company.  The Board believes that maintaining a healthy mix of qualified independent, non-management, and management directors on the Board is an integral part of effective corporate governance and management of the Company.  The Board also believes that the current leadership structure strikes an appropriate balance between independent directors, management directors, and directors affiliated with Bear State, the Company’s controlling shareholder, which allows the Board to effectively represent the best interests of the Company’s entire shareholder base.

Board of Directors Risk Oversight. Management has the primary responsibility for identifying and managing the risks facing the Company and the Bank, subject to the oversight of the Board.  The Board’s role in the risk oversight process includes receiving regular reports from senior management and internal audit regarding material risk exposure of the Company, including operational, financial, legal and regulatory, strategic and reputational risks.  The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable the board or board committee, as applicable, to understand our risk identification, risk management and risk mitigation strategies.  When a committee receives these reports, the Chairman of the relevant committee reports on the discussion to the full Board during the next Board meeting.  This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

The Board’s administration of its risk oversight function has not specifically affected the Board’s leadership structure.  Instead, when establishing the Board’s current leadership structure, risk oversight was one factor among many considered by the Board.  The Board believes that the current leadership structure facilitates its role in the risk oversight process of the Company.  If in the future the Board believes that a change in its leadership structure is required to, or potentially could, improve the Board’s risk oversight function, it may make such change as it deems appropriate in its sole discretion.

Committees and Meetings of the Board of the Company and the Bank

The Board of Directors of the Company meets on a monthly basis and may have additional special meetings. During the year ended December 31, 2012, the Board of Directors of the Company met thirteen times. No director attended fewer than 75% of the total number of board meetings or committee meetings on which he served that were held during this period.

The Board of Directors of the Company has established an audit committee, a compensation committee, and a nominating and corporate governance committee.  Each of the committees has adopted a written charter, all of which are available in the Corporate Governance section of our website at www.ffbh.com.

Audit Committee.  The audit committee engages the Company’s independent registered public accounting firm and reviews with management, the internal auditor and the independent registered public accounting firm the Company’s systems of internal control.  In addition, the committee reviews with the independent registered public accounting firm and management the annual audited financial statements (including the Form 10-K) and the quarterly reports on Form 10-Q and monitors the Company’s adherence to generally accepted accounting principles.  The audit committee currently consists of Messrs. Conner (Chairman), Hammerschmidt and Clark, all of whom are independent as determined by the Board of Directors of the Company and as defined in NASDAQ Stock Market’s listing standards and regulations of the SEC.

In accordance with its charter, the audit committee meets a minimum of four times each year.  In 2012 the audit committee met in regular session fourteen times.

The Board of Directors of the Company has determined that Mr. Conner, the Chairman of the audit committee, meets the requirements adopted by the SEC for qualification as an audit committee financial expert.  An audit committee financial expert is defined as a person who has the following attributes:  (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions.

The identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the audit committee and the Board of Directors in the absence of such identification.  Moreover, the identification of a person as an audit committee financial expert for purposes of the regulations of the SEC does not affect the duties, obligations or liability of any other member of the audit committee or the Board of Directors.  Finally, a person who is determined to be an audit committee financial expert will not be deemed an “expert” for purposes of Section 11 of the Securities Act of 1933.

Compensation Committee.  The compensation committee administers the Company’s director and executive compensation programs.  Its primary functions are to oversee the Company’s compensation and benefit plans and policies and to administer its stock benefit plans (including reviewing and approving equity grants to executive officers).  As stated above, the Company qualifies as a “controlled company” under applicable NASDAQ listing rules due to the ownership by Bear State of more than 50% of the voting power for the Company’s election of directors.  Accordingly, we rely on the “controlled company” exemption from NASDAQ rules that generally require independent director oversight of executive compensation.

The compensation committee consists of Messrs. Scott T. Ford (Chairman), Richard N. Massey, K. Aaron Clark, Frank Conner, John P. Hammerschmidt, and Brock Gearhart.  There were five meetings of the full compensation committee in 2012.

The compensation committee has historically exercised exclusive authority over the compensation paid to the Company’s President and Chief Executive Officer and has reviewed and approved salary increases and bonuses for the Company’s other executive officers as prepared and submitted to the compensation committee by the President and Chief Executive Officer.  As a matter of philosophy, the Company and the compensation committee are committed to creating a compensation structure for executives that is simple and readily comprehensible to investors. The types of compensation we offer our executives remain within the traditional categories: salary, short and long-term incentive compensation (cash bonus and stock-based awards), standard executive benefits, and retirement and severance benefits.

The compensation committee recognizes the importance of maintaining sound principles for the development and administration of compensation and benefit programs, and has taken steps to significantly enhance the compensation committee’s ability to effectively carry out its responsibilities as well as enhance the link between executive pay and performance. Examples of actions that the compensation committee has the authority to take, and may have taken in the past, include:

•	Hiring an independent compensation consultant to advise on executive compensation issues as needed;

•	Regularly holding executive sessions (without the Company’s management present); and

•	Aligning compensation structures based on targeting median competitive pay of peer groups.

Although the compensation committee does not delegate any of its authority for determining executive compensation, the compensation committee has historically engaged the services of outside advisors, experts and others to assist the compensation committee on an as-needed basis.  Additionally, our CEO, President and Chief Financial Officer each provide input to the compensation committee regarding the Company’s performance, the individual performance of the Company’s executive officers, and such additional information the compensation committee requests on an as-needed basis.  The compensation committee, however, exercises complete discretion in making all compensation decisions regarding cash compensation and equity awards for all of the Company’s executive officers.

Nominating and Corporate Governance Committee.  The nominating and corporate governance committee evaluates and makes recommendations to the Board of Directors for the election of directors. As stated above, the Company qualifies as a “controlled company” under applicable NASDAQ listing rules due to the ownership by Bear State of more than 50% of the voting power for the Company’s election of directors.  Accordingly, we rely on the “controlled company” exemption from NASDAQ rules that generally require independent director oversight of director nominations.

The nominating and corporate governance committee consists of the entire Board of Directors, with Mr. Massey serving as chairman.  The nominating and corporate governance committee met once in 2012 in connection with the nomination of directors for the 2012 annual meeting.

The nominating and corporate governance committee considers candidates for director suggested by its members and other directors, as well as by management and shareholders.  The nominating and corporate governance committee also may solicit prospective nominees identified by it.  A shareholder who desires to recommend a prospective nominee for the board should notify the Company’s Secretary or any member of the nominating and corporate governance committee in writing with supporting material the shareholder considers appropriate.  The nominating and corporate governance committee also considers whether to nominate any person nominated pursuant to the provision of the Company’s governing documents relating to shareholder nominations, which is described in the section above titled “Shareholder Nominations.”  The nominating and corporate governance committee has the authority and ability to retain a search firm to identify or evaluate potential nominees if it so desires.

The charter of the nominating and corporate governance committee sets forth certain criteria the committee may consider when recommending individuals for nomination as director including: (a) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, banking industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert,” as that term is defined by the rules of the SEC), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially.  Though neither the Board of Directors nor the nominating and corporate governance committee has a formal policy concerning diversity, the Board of Directors values diversity on the Board, believes diversity should be considered in the director identification and nominating process, and seeks director nominees that have a diverse range of views, backgrounds and leadership and business experience.  The committee also considers the extent to which the candidate would fill a present need on the Board of Directors.

Once the nominating and corporate governance committee has identified a prospective nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate.  This initial determination is based on the information provided to the committee with the recommendation of the prospective candidate, as well as the committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.

EXECUTIVE OFFICERS OF THE COMPANY AND THE BANK

Set forth below is biographical information with respect to each current executive officer of the Company and the Bank.  In addition to the executive officers listed below, Mr. Cavin and Mr. Wewers, who also serve as directors of the Company, are executive officers of the Company and the Bank.  Biographical information regarding Mr. Cavin and Mr. Wewers is available above in “Item 1 – Election of Directors.”  All executive officers of the Company and the Bank are elected annually by the Board of Directors and serve at the discretion of the Board.  There are no arrangements or understandings between any person on the one hand and the Company or the Bank on the other hand pursuant to which such person has been selected as an executive officer of either the Company or the Bank.  Ages of the officers are reflected as of April 1, 2013.

John T. Adams, age 36. Mr. Adams is Senior Vice President, General Counsel and Corporate Secretary of the Company and the Bank.  Mr. Adams has represented various financial institutions in securities, regulatory, and lending matters as a lawyer at Davis Polk & Wardwell in New York City from 2003 – 2006, and at the Rose Law Firm in Little Rock from 2006 – 2009.  Prior to joining the Company and Bank in 2011, he served as an Assistant Attorney General for the State of Arkansas.  He is an adjunct professor at the University of Arkansas at Little Rock – Bowen School of Law.  Mr. Adams is licensed to practice law in Arkansas and New York State.

Sherri R. Billings, age 56.  Mrs. Billings is Executive Vice President and Chief Financial Officer of the Company and the Bank.  She became Executive Vice President and Chief Financial Officer of the Company and the Bank in 2002.  She previously served as Senior Vice President for the Bank from 1993 to 2002, and as Treasurer for the Bank from 1986 to 1993.  Mrs. Billings initially was employed by the Bank in 1979.  Mrs. Billings is a certified public accountant licensed to practice in the state of Arkansas, a member of the American Institute of Certified Public Accountants and the Arkansas Society of Certified Public Accountants, and has attained the designation Chartered Global Management Accountant.

Tom Fritsche age 52, Mr. Fritsche is Executive Vice President and Chief Credit Officer of the Company and the Bank.  Mr. Fritsche has over twenty-five years of commercial banking experience in executive and managerial positions with banks in Arkansas.  Prior to joining the Company and Bank, Mr. Fritsche worked at Southwest Power Pool, a regional utility transmission organization, as Director of Treasury and Risk Management from 2007 – 2011.  He previously served as Chief Administrative Officer and Commercial Banking Executive from 2004 – 2007, and as Senior Vice President and Commercial Real Estate Lending Manager from 2000 – 2002, at Regions Financial Corp.; as Executive Vice President and Lending Manager at Arvest Banking Company from 2002 – 2004; as Vice President and Commercial Lender at Mercantile Bank; as Vice President, Mergers & Acquisitions, at First Commercial Corp.; and as Director of Mergers & Acquisitions and Director of Asset/Liability Management for Worthen Banking Corp.  Mr. Fritsche began his career in banking as a National Bank Examiner with the Office of the Comptroller of the Currency.

John T. Suskie, age 49.  Mr. Suskie is Executive Vice President and Chief Lending Officer of the Company and the Bank.   Mr. Suskie has over twenty-five years of commercial banking experience in executive, managerial and regulatory positions in Arkansas.  Prior to joining the Company and Bank, Mr. Suskie served as an Executive Vice President and Regional Credit Officer at Summit Bank for over six years, leading the commercial lending function for the markets in the Central Arkansas Region for the bank.  Before joining Summit Bank, Mr. Suskie supervised various lending functions for over sixteen years with Bank of America, N. A. and its predecessor banks (NationsBank, N.A., Boatmen’s Bank, and Worthen Banking Corp.) serving primarily in the Central and Northwest Arkansas markets in the state.  Additional duties held during the Worthen Banking Corp. tenure includes evaluating banks targeted for acquisition and guiding the integration of acquired banks.  Mr. Suskie began his career in banking as a commercial bank and bank holding company examiner for the Arkansas State Bank Department.

CODE OF ETHICS FOR EXECUTIVE OFFICERS AND FINANCIAL PROFESSIONALS

The Board of Directors has adopted a code of ethics for the Company’s and the Bank’s executive officers, including the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer, and other financial professionals.  These officers are expected to adhere at all times to this code of ethics. Failure to comply with this code of ethics is a serious offense and will result in appropriate disciplinary action.  We have posted this code of ethics in the Corporate Governance section of our website at www.ffbh.com.

We will disclose on our website at www.ffbh.com, to the extent and in the manner permitted by Item 5.05 of Form 8-K under Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”), the nature of any amendment to this code of ethics (other than technical, administrative, or other non-substantive amendments), our approval of any material departure from a provision of this code of ethics, and our failure to take action within a reasonable period of time regarding any material departure from a provision of this code of ethics that has been made known to any of the executive officers noted above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of the Company’s common stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company currently knows of no person, other than Bear State, who owns 10% or more of the Company’s common stock.

Based solely on a review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, the year ended December 31, 2012, the Company’s officers, directors and Bear State, the sole beneficial owner of more than 10% of the Company’s common stock, satisfied the reporting requirements promulgated under Section 16(a) of the Exchange Act, with the exception of a late filing on Form 4 by John T. Adams on November 2, 2012, reporting one transaction, a late filing on Form 3 by G. Brock Gearhart on November 19, 2012, and a late filing on Form 4 by O. Fitzgerald Hill on December 4, 2012, reporting twelve transactions.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS

The following table sets forth, as of the record date for the Annual Meeting, certain information as to the common stock beneficially owned by (i) each person or entity, including any “group” as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding common stock, (ii) the directors of the Company as of the record date, (iii) the executive officers of the Company named in the Summary Compensation Table below, and (iv) all directors and executive officers of the Company and the Bank as a group.

	Common Stock Beneficially Owned as of April 1, 2013
Name of Beneficial Owner	Number		%
Bear State Financial Holdings, LLC 900 S. Shackleford, Suite 200 Little Rock, Arkansas 72211	16,855,962	(1)	80.3	%(2)

Directors and Nominees:
Richard N. Massey	16,855,962	(1)(3)	80.3	%(2)
W. Dabbs Cavin	–		–
K. Aaron Clark	–		–
Frank Conner	15,725	(4)	*
Scott T. Ford	–		–
G. Brock Gearhart	–		–
John P. Hammerschmidt	73,472	(5)	*
O. Fitzgerald Hill	75		*
Christopher M. Wewers	653	(6)	*

Certain other executive officers:
Sherri R. Billings	47,025	(7)	*
Tom Fritsche	–		–

All directors and executive officers of the Company and the Bank as a group (13 persons)	16,992,979	(8)	81.0	%(2)

*   Represents less than 1% of the outstanding common stock.

(1)	Includes (i) 15,760,962 shares of common stock and (ii) a warrant to purchase 1,095,000 shares of common stock.

(2)
Based upon 19,897,603 shares of common stock of the Company issued and outstanding as of April 1, 2013, and 1,095,000 shares of common stock issuable upon exercise of a warrant to Bear State within 60 days hereof.

(3)
As managing member of Bear State with voting and dispositive power over the shares of common stock owned by Bear State, Mr. Massey is deemed to be the beneficial owner of all shares of common stock owned by Bear State, for purposes of SEC rules.

(4)
Includes 8,370 shares held jointly with Mr. Conner’s child, 387 shares held individually by Mr. Conner’s child and 6,968 shares held jointly by Mr. Conner and his spouse as co-trustees for a trust for their benefit.

(5)	Includes 4,000 shares held by a company owned by Mr. Hammerschmidt.

(6)	Includes 653 shares held in Mr. Wewers’ account in the Company’s 401(k) Plan.

(7)	Includes 14,980 shares held jointly with Mrs. Billings’ spouse, 4,811 shares held individually by Mrs. Billings’ spouse, and 27,234 shares held in Mrs. Billings’ account in the Company’s 401(k) Plan.

(8)	Includes 27,954 shares allocated to the accounts of executive officers as a group in the Company’s 401(k) Plan.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

The Bank’s Lending Policy requires that all loans made by the Bank to its directors and executive officers and their immediate families and related business interests be made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In addition, such loans may not involve more than the normal risk of collectability or present other unfavorable features.  Pursuant to the Bank’s Lending Policy, loans made to directors and officers and their immediate families and related business interests are approved in the same manner as are loans for all employees, which require an initial approval by the Regional President or Market Manager in addition to any other committee approvals required for a loan of that type and size. All such loans outstanding have been made by the Bank in accordance with the aforementioned policy.

Except as described above concerning loans made to insiders, once we become aware of a proposed transaction with a related party, it is referred to an executive officer for consideration to determine whether the related party transaction should be allowed.  If such executive officer determines that the transaction is permissible, he or she then refers the matter to the audit committee for final approval.  The Board of Directors does not have a separate written policy regarding the review and approval of related party transactions, but pursuant to the audit committee charter, which is available in the Corporate Governance section of our website at www.ffbh.com, the proposed transaction will be permitted only if the audit committee determines that it is fair to the Company and approves it or ratifies it after the fact.

The following is the only transaction occurring during fiscal year 2012, or that is currently proposed, (i) in which the Company or the Bank was or is to be a participant, (ii) where the amount involved exceeds $120,000, and (iii) in which the Company’s named executive officers, directors, nominees, principal shareholders and other related parties had a direct or indirect material interest.

On December 1, 2011, the Bank entered into a Sublease Agreement with Westrock (the “Westrock Sublease”), under which the Bank leased 5,302 square feet of office space in Little Rock from Westrock on a month-to-month basis for a period of up to five years.  The Westrock Sublease provides for monthly rent of $7,396.29 in 2011, $7,617.21 in 2012, $7,846.96 in 2013, $8,081.13 in 2014, and $8,324.14 in 2015, for total possible payments of $389,829.55.  Westrock is a related party because it is wholly owned by three members of Bear State, including Richard N. Massey, the Chairman of the Company’s Board of Directors, and Scott T. Ford, a director of the Company.

REPORT OF THE AUDIT COMMITTEE

The audit committee has reviewed and discussed the audited financial statements with management. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.  Based on the review and discussions referred to above in this report, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

Members of the Audit Committee

Frank Conner, Chairman
John P. Hammerschmidt, Director
K. Aaron Clark, Director

ITEM 2 – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Company requests that our shareholders cast an advisory (non-binding) vote to approve the compensation of the Company’s “named executive officers” identified in the section titled “Executive Compensation” set forth below in this proxy statement.

The Company’s two primary goals for its executive compensation program are (1) to link a portion of executive compensation to the performance of the Company, thereby aligning the interests of our executive officers with the interests of our shareholders, and (2) to attract, motivate and retain highly competent and dedicated executives who will provide leadership for the Company’s success. The Company seeks to accomplish these goals through a base salary coupled with annual cash incentive bonuses and periodic grants of long-term equity awards.

The Company requests shareholder approval of the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, which disclosure includes the compensation tables and the narrative disclosures that accompany the compensation tables, by adoption of the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Executive Compensation section, including the compensation tables and related disclosures, in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders.

Vote Required

While this vote is required by law, as an advisory vote, it will not be binding on the Company, the compensation committee or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company, the compensation committee or the Board.  However, the compensation committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Board Recommendation

The Board of Directors recommends that you vote “FOR” the advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers.

ITEM 3 – ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the Dodd-Frank Act, the Company requests that our shareholders cast an advisory (non-binding) vote regarding the frequency with which we should include in future annual proxy statements a shareholder advisory vote on the compensation of our named executive officers, similar to Item 2 above.  By voting on this proposal, shareholders may indicate whether they would prefer that the Company provide for a shareholder advisory vote at future annual meetings every year, every two years or every three years.

The Board of Directors believes that providing an advisory vote on the compensation of our named executive officers every three years is currently the most appropriate alternative for the Company.  In formulating its recommendation, the Board of Directors determined that a triennial advisory vote on named executive officer compensation will allow shareholders to provide their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement on a consistent basis.  Additionally, a triennial advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our shareholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our shareholders on this proposal.

Vote Required

Shareholders of the Company will have the opportunity to specify one of four choices for this proposal on the proxy card: (1) every year, (2) every two years, (3) every three years or (4) abstain.  Shareholders are not voting to approve or disapprove of the Board of Directors’ recommendation.  Rather, shareholders are being asked to express their preference regarding the frequency of future advisory votes on executive compensation.  If none of the frequency options receives majority support, the option receiving the greatest number of votes cast will be considered the frequency recommended by the Company’s shareholders.

While we intend to carefully consider the voting results of this proposal, this vote is advisory and therefore not binding on the Company, the compensation committee or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company, the compensation committee or the Board.

Board Recommendation

The Board of Directors recommends a vote for a frequency of EVERY THREE YEARS for future advisory votes regarding named executive officer compensation.

ITEM 4 – RATIFICATION OF APPOINTMENT OF AUDITORS

The audit committee of the Company appointed BKD, LLP (“BKD”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2013, and further directed that the selection of the independent registered public accounting firm be submitted for ratification by the shareholders at the Annual Meeting.  Shareholders are asked to ratify the appointment of BKD at the Annual Meeting.  Representatives of BKD are not expected to attend the Annual Meeting.  If a representative of BKD attends the meeting, the representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Accounting Fees and Services

The following table sets forth the aggregate fees paid by us to BKD for professional services rendered in connection with the audit of the Company’s consolidated financial statements for 2012 and 2011.

	BKD, LLP
	2012	2011
Audit fees (1)	$307,268	$391,157
Audit-related fees (2)	9,447	—
Tax Fees	—	—
All other fees	—	—
Total	$316,715	$391,157

(1)
Audit fees consist of fees incurred in connection with the audit of our annual financial statements and the review of the interim financial statements included in our quarterly reports filed with the SEC.

(2)	Audit-related fees in 2012 include audit fees related to the Company’s registration statement paid to BKD in 2012. No other fees were paid to BKD in 2012 or 2011.

Since May 6, 2003, the effective date of SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of an independent registered public accounting firm has been approved in advance by the audit committee in accordance with SEC rules.  The audit committee selects the Company’s independent registered public accounting firm and separately pre-approves all audit services to be provided by it to the Company.  The audit committee also reviews and separately pre-approves all audit-related, tax and all other services rendered by our independent registered public accounting firm in accordance with the audit committee’s charter and policy on pre-approval of audit-related, tax and other services.  In its review of these services and related fees and terms, the audit committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm.

None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Vote Required

Approval of the ratification of the appointment of BKD as the Company’s independent registered public accounting firm for the year ending December 31, 2013 requires the affirmative vote of a majority of the votes cast at the meeting.  If the appointment of BKD is ratified, the audit committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.  Conversely, if shareholders fail to ratify the appointment, the audit committee will reconsider the appointment.

Board Recommendation

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of BKD as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth a summary of certain information concerning the compensation awarded or paid to our named executive officers for services rendered in all capacities during the last fiscal year.  For fiscal 2012, our named executive officers were: (i) W. Dabbs Cavin, our Chief Executive Officer; (ii) Christopher M. Wewers, our President and Chief Operating Officer; (iii) Tom Fritsche, our Chief Credit Officer; and (iv) Sherri R. Billings, our Chief Financial Officer.

Name and Principal Position	Year	Salary(1)		Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation (3)	Nonqualified Deferred Compensation Earnings	All Other Compensation (4)	Total

W. Dabbs Cavin,	2012	$235,000		$—	$—	$—	$20,000	$—	$8,000	$263,000
Chief Executive	2011	$170,030	(2)	$—	$—	$—	$25,000	$—	$—	$195,030
Officer

Christopher M. Wewers,	2012	$220,000		$—	$—	$—	$20,000	$—	$8,000	$248,000
President and	2011	$144,348		$—	$—	$—	$25,000	$—	$—	$169,348
Chief Operating Officer

Tom Fritsche	2012	$200,000		$—	$—	$—	$7,000	$—	$8,000	$215,000
Executive	2011	$53,277		$—	$—	$91,650	$3,500	$—	$—	$148,427
Vice President and
Chief Credit
Officer

Sherri R. Billings,	2012	$194,513		$—	$—	$—	$6,500	$—	$8,000	$209,013
Executive Vice President and Chief Financial Officer	2011	$194,513		$25,000	$—	$52,948	$7,500	$—	$9,469	$289,430

(1)
We periodically review, and may increase, base salaries in accordance with the Company’s normal annual compensation review for each of our named executive officers.  Annual base salaries as of December 31, 2012 were $235,000, $220,000, $200,000 and $194,513 for Mr. Cavin, Mr. Wewers, Mr. Fritsche and Mrs. Billings, respectively.

(2)	Includes salary of $154,190 and director’s fees from the Company and the Bank of $15,840.

(3)	Payment of bonuses for 2012 were made in accordance with performance goals including the attainment of required minimum core earnings for the year ended December 31, 2012.

(4)	Bear State paid the named executives officers bonuses in 2012 for service to the Company and Bank.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth outstanding equity awards of the named executive officers as of December 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Sherri Billings	—	15,000(1)	—	$6.57	7/12/2018	—	—	—	—
Tom Fritsche	—	32,500(2)	—	$5.35	10/26/2018	—	—	—	—

(1)	Granted July 12, 2011, and assuming continued employment, exercisable 60% on July 12, 2014, 20% on July 12, 2015, and 20% on July 12, 2016.
(2)	Granted October 26, 2011, and assuming continued employment, exercisable 60% on October 26, 2014, 20% on October 26, 2015, and 20% on October 26, 2016.

Pension Benefits

The Bank has a defined benefit pension plan (“Retirement Plan”) for all full time employees of the Bank who had attained the age of 21 years and had completed one year of service with the Bank prior to July 1, 2010.  On April 30, 2010, the Board of Directors of the Bank elected to freeze the Retirement Plan effective July 1, 2010, eliminating all future benefit accruals for participants in the Plan and closing the Retirement Plan to new participants as of that date. After July 1, 2010, the Bank will continue to incur costs consisting of administration and Pension Benefit Guaranty Corporation insurance expenses as well as amortization charges based on the funding level of the Retirement Plan.  The level of amortization charges is determined by the Retirement Plan’s funding shortfall, which is determined by comparing plan liabilities to plan assets.

As of October 1, 2010, the Bank announced a benefit distribution restriction which limits the lump sum distribution to no more than 50% of the lump sum distribution amount.  The remaining benefit may be paid as a monthly amount or may be deferred to a later date.  The lump sum distribution restriction does not apply for the 2012-2013 plan year, as effective July 1, 2012, the Retirement Plan’s ratio of assets to liabilities exceeded 80%.  This restriction may be restored if the Retirement Plan’s ratio of assets to liabilities falls below 80%.   In general, prior to July 1, 2010, the Retirement Plan provided for annual benefits payable monthly, in a lump sum, or a partial lump sum with a monthly payment upon retirement at age 65.  At the time an employee retires an actuarial calculation is prepared by the retirement plan company (Pentegra).  This calculation is based on the benefits accrued through the retirement plan during the team member’s employment with the Bank as well as market interest rates to determine the value of the retirement benefit.  Under the Retirement Plan, an employee’s benefits are fully vested after five years of service.  A year of service is any year in which an employee works a minimum of 1,000 hours.  Members who have reached age 65 are automatically 100% vested once they have completed one year of employment as defined under the Retirement Plan.  The Retirement Plan also provides for an early retirement option with reduced benefits.  The Retirement Plan also provides for death benefits depending on the age of the participant and the years of service.  Death benefits are paid in a lump sum distribution.

The table below shows the present value of accumulated benefits payable to Mrs. Sherri R. Billings, Executive Vice President and Chief Financial Officer of the Company and the Bank, including the number of years of credited service, under the Retirement Plan determined using interest rate and mortality rate assumptions consistent with those noted in our financial statements. Messrs. Cavin, Wewers and Fritsche are not participants in the Bank’s Retirement Plan as it was closed to new participants prior to their joining the Bank.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(2)	Payments During Last Fiscal Year
Sherri R. Billings, Executive Vice President and Chief Financial Officer	Pentegra Defined Benefit Plan(1)	28	$545,000	$—

(1)	A multiple employer tax-qualified defined benefit plan as defined by ERISA.

(2)	Reflects value as of December 31, 2012.

401(k) Plan

The Company has established a 401(k) Plan whereby substantially all employees may participate in the plan.  Employees may contribute up to 75% of their salary subject to certain limits based on federal tax laws.  The Company may make matching contributions. During the year ended December 31, 2012, the Company made no matching contributions to the 401(k) Plan.

Director Compensation

Members of the board of directors of the Bank receive $1,440 per month.  Members of the board of directors of the Company receive $540 per month.  Due to his tenure, Mr. Hammerschmidt, director of the Bank board of directors since 1966, receives an additional $180 per month for his service on the Bank board of directors and an additional $90 per month for his service on the Company board of directors.  Directors of the Bank and the Company receive the normal monthly payment regardless of attendance at board meetings.  Members of the respective board serving on a committee of such board do not receive any additional compensation for serving on such committee.  Effective January 1, 2012, members of the boards of directors who are officers of the Company or the Bank do not receive additional compensation for serving as directors.

The following table sets forth information concerning compensation paid or accrued by the Company and the Bank to each non-officer member of the board of directors during the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Richard N. Massey	$23,760	$—	$—	$—	$23,760
K. Aaron Clark	$23,760	$—	$—	$—	$23,760
Frank Conner	$23,760	$—	$—	$—	$23,760
Scott T. Ford	$23,760	$—	$—	$—	$23,760
G. Brock Gearhart	$12,420	$—	$—	$—	$12,420
John P. Hammerschmidt	$27,000	$—	$—	$3,111	$30,111
O. Fitzgerald Hill	$19,440	$—	$—	$—	$19,440

SHAREHOLDER PROPOSALS

Any proposal which a shareholder wishes to have included in the proxy materials of the Company relating to the 2014 annual meeting of shareholders of the Company must be received at the principal executive offices of the Company, P.O. Box 550, Harrison, Arkansas 72602 Attention: John T. Adams, Secretary, no later than December 27, 2013.  If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders.  It is urged that any such proposal be sent by certified mail, return receipt requested.  If we change our 2014 annual meeting date to a date more than 30 days from the date of the 2013 Annual Meeting, then the deadline referred to in this paragraph will be changed to a reasonable time before we print and mail proxy materials.  If we change the date of our 2014 annual meeting in a manner that alters the submission deadline under Rule 14a-8, we will so state under Part II - Item 5 of the first quarterly report on Form 10-Q filed with the SEC after the date change, or will notify the Company’s shareholders by another reasonable method.

Article II, Section 16 of the Company’s Bylaws sets forth the process by which shareholder proposals which are not submitted for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting.  Article II, Section 16 provides that only business properly brought before an annual meeting of shareholders shall be conducted at such meeting.  To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, such proposed business must constitute a proper matter for shareholder actions, and the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders.  Therefore, to be timely for purposes of the 2014 annual meeting of shareholders, the notice must be received by the Company’s corporate secretary neither before January 29, 2014, nor after February 28, 2014.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has adopted a process by which shareholders may communicate directly with the Board of Directors, a board committee, a particular group of directors (e.g., the independent directors), or individual members of the Board.  Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the named individual, the committee, the group, or the Board as a whole c/o John T. Adams, Corporate Secretary, First Federal Bancshares of Arkansas, Inc., P.O. Box 550, Harrison, Arkansas 72602.  In general, any communication delivered to the Corporate Secretary for forwarding to the Board, a board committee, a particular group of directors or specified Board members will be forwarded in accordance with the shareholder’s instructions.  However, the Corporate Secretary reserves the right not to forward any abusive, threatening or otherwise inappropriate materials.

ANNUAL REPORTS

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2012 accompanies this proxy statement.  Such annual report is not part of the proxy solicitation materials.

Upon receipt of a written request, the Company will furnish to any shareholder without charge a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 without exhibits required to be filed under the Exchange Act.  Such written requests should be directed to John T. Adams, Corporate Secretary, First Federal Bancshares of Arkansas, Inc., P.O. Box 550, Harrison, Arkansas 72602.  The Form 10-K is not part of the proxy solicitation materials.

OTHER MATTERS

Each proxy solicited hereby also confers discretionary authority on the proxies named therein to vote the proxy with respect to the election of any person as a director if a nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting.  Management is not aware of any business that may properly come before the Annual Meeting other than the matters described above in this proxy statement.  However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

YOUR VOTE IS IMPORTANT!  WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

REVOCABLE PROXY
FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST FEDERAL BANCSHARES OF ARKANSAS, INC. ("COMPANY") FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 29, 2013 AND AT ANY ADJOURNMENT THEREOF.

The undersigned, being a shareholder of the Company as of April 1, 2013, hereby authorizes and appoints the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held at First Federal Bank, 2000 Promenade Boulevard, Rogers, Arkansas 72758, on Wednesday, May 29, 2013 at 11:00 a.m., Central Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, upon the proposals listed below and described in the Proxy Statement and in their discretion with respect to such other matters as may properly come before the meeting or any adjournment thereof.

Mark here for address change. ☐

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____

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IMPORTANT ANNUAL MEETING INFORMATION

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

http://www.cfpproxy.com/7001

Please sign exactly as your name(s) appear(s) on this proxy card. When shares are held by joint owners, both should sign. When signing in a representative capacity, please give title.

PLEASE ACT PROMPTLY, SIGN, DATE & MAIL YOUR PROXY CARD TODAY

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

X PLEASE MARK VOTES AS IN THIS EXAMPLE

1. Election of Directors
The Board of Directors' Nominees for a one-year term:

	For	Against	Abstain
Richard N. Massey	☐	☐	☐
W. Dabbs Cavin	☐	☐	☐
K. Aaron Clark	☐	☐	☐
Frank Conner	☐	☐	☐
Scott T. Ford	☐	☐	☐
G. Brock Gearhart	☐	☐	☐
John P. Hammerschmidt	☐	☐	☐
O. Fitzgerald Hill	☐	☐	☐
Christopher M. Wewers	☐	☐	☐

Please be sure to date and sign this proxy card in the box below. Date

Sign above ——— Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

	For	Against	Abstain
2. To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐

	Every Year	Every Two Years	Every Three Years	Abstain
3. To recommend, on a non-binding advisory basis, the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

	For	Against	Abstain
4. To ratify the appointment by the Audit Committee of BKD, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013.	☐	☐	☐

In their discretion, the proxies are authorized to vote with respect to approval of the minutes of the last meeting of shareholders, the election of any person as a director if a nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting.

The Board of Directors recommends that you vote **FOR** the Board of Directors' nominees listed above, **FOR** Proposal 2, for a frequency of **EVERY THREE YEARS** on Proposal 3 and **FOR** Proposal 4. Shares of common stock of the Company will be voted as specified. **If no specification is made, shares will be voted for the election of the Board of Directors' nominees for Proposal 2, for a frequency of every three years on Proposal 3 and for Proposal 4 and otherwise at the discretion of the proxies including on matters that properly come before the meeting.** This proxy may not be voted for any person who is not a nominee of the Board of Directors of the Company. **This proxy may be revoked at any time before it is exercised.**

The above signed hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders of First Federal Bancshares of Arkansas, Inc. called for May 29, 2013, a Proxy Statement for the Annual Meeting and the 2012 Annual Report on Form 10-K.

7001